PROMISSORY NOTE

Amount:                                                                                                    Date:

FOR VALUE RECEIVED, the undersigned, Macau Lotus Satellite TV Media Limited (“Company”), promises to pay to the order of CEM International Limited (“Holder”) the principal sum of _______________.

1.

This promissory note (the “Note”) is issued pursuant to the terms of the Exclusive Advertising Agreement dated August 26, 2010, by and between the Company and the Holder (the “Agreement”).  This Note is one of a series of notes (the “Notes”) having like tenor and effect (except for the principal amount of each of the Notes) issued or to be issued by Company in accordance with the terms of the Agreement.  The Notes shall rank equally without preference or priority of any kind over one another.

 2.

This Note is interest free.

3.

This Note is due and payable on August 31, 2020.

4.

All payments of principal shall be made in lawful money of the United States of America or Hong Kong to Holder at such address as the holder hereof shall designate in writing to Company.  This Note may be prepaid in whole or in part at any time without notice and without premium or penalty.

5.

This Note shall become immediately due and payable without presentment, demand, protest or notice of any kind, all of which the Company hereby expressly waives, or any other action on the part of Holder, if the Company (i) applies for or consents to the appointment of a receiver, trustee, custodian or liquidator of itself or any part of its property, (ii) becomes subject to the appointment of a receiver, trustee, custodian or liquidator of itself or any part of its property if such appointment is not terminated or dismissed within thirty (30) days, (iii) makes an assignment for the benefit of creditors, (iv) is adjudicated as bankrupt or insolvent, or (v) institutes any proceedings any bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally, or files a petition or answer seeking reorganization or an arrangement with creditors to take advantage of any insolvency law, or files an answer admitting the material allegations of a bankruptcy, reorganization or insolvency petition filed against it.

6.

If the indebtedness represented by this Note or any part thereof is collected in bankruptcy, receivership or other judicial proceedings or if this Note is placed in the hands of attorneys for collection, the Company agrees to pay, in addition to the principal, reasonable attorneys' fees and costs incurred by the Holder.

7.

Holder may not assign this Note or any rights hereunder without the prior written consent of the Company, and the Company may not assign this Note or its obligations hereunder without the written consent of the Holder.  The terms and provisions hereof shall be binding upon and inure to the benefit of the Company and the Holder and their respective successors, successors-in-title and assigns, whether by voluntary action of the parties or by operation of law.

8.

If any provision of this Note, or the application of such provision to any person or circumstance, is held invalid or unenforceable, the remainder of this Note, or the application of such provisions to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby.

9.

No failure on the part of either party to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

10.

This Note shall be governed by and interpreted and enforced in accordance with the laws of Hong Kong

IN WITNESS WHEREOF, the Company has executed this Note as of the date first above written.

MACAU LOTUS SATELLITE TV MEDIA LIMITED

By:

__________________________________

Authorized Signing Officer

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